EXHIBIT 23.1

          CONSENT OF GORDON N. HENRIKSEN BSC. GEOLOGIST

                                             GORDON N. HENRIKSEN

                                             850 ROUTE DES PIONNIERS

                                             BELLECOMBE, QUEBEC,

                                             CANADA

Lakefield Ventures, Inc.                                                      August 19, 2004

104-1015 Columbia Street, Suite 811

New Westminster BC, Canada

Attention: Michael Iverson, President

Re: Consent to use name as an “expert”

Dear Sir, this letter is my authorization to use my name and make reference to my name

As an expert, in Lakefield Ventures, Inc.’s Form 10SB/A 12G and 10KSB.

Yours truly,

/s/ Gordon N. Henriksen

Gordon N. Henriksen

Geologist, BSC.